FOR IMMEDIATE RELEASE
CONTACT:  Gregg J. Wagner, President and CEO
PHONE: 215-513-2391

HARLEYSVILLE NATIONAL CORPORATION REPORTS
THIRD QUARTER EARNINGS OF $10.2 MILLION

HARLEYSVILLE, PA (October 18, 2005)  -  Harleysville National Corporation (NASDAQ: HNBC), today announced third quarter 2005 earnings of $10.2 million, level with third quarter 2004 earnings. Earnings for the nine-month period ending September 30, 2005, were $29.0 million, a 2.0% increase over earnings of $28.5 million for the nine-month period ending September 30, 2004.

    The Corporation’s consolidated total assets were $3.12 billion at September 30, 2005, an increase of 4.8% or $144.0 million over $2.98 billion in total assets reported at September 30, 2004. Of this increase, 5.6% or $167.7 million was due to loan growth, partially offset by a net decrease in cash and investments of 1.2% or $34.3 million.

For the quarter ending September 30, 2005, diluted earnings per share of $.36 and basic earnings per share of $.37 remained level with the earnings during the third quarter of 2004. For the nine-month period ended September 30, 2005, diluted earnings per share were $1.03 compared to $1.02 for the same period in 2004 and basic earnings per share of $1.05 remained consistent with those during the first nine months of 2004. The financial results for 2005 include the issuance of 1,310,000 shares of the Corporation’s common stock for a 5% stock dividend payable September 15, 2005. All share and per share information has been restated to reflect this stock dividend.

       “We are pleased with the results for the quarter, particularly with our ability to grow both loans and deposits in this intensely competitive market,” said Gregg J. Wagner, President and Chief Executive Officer. “The interest rate environment has continued to make it difficult to maintain our historical levels of earnings growth and we see this as an ongoing challenge over the near term.”

DETAILED REVIEW OF FINANCIAL RESULTS

Net interest income on a fully tax-equivalent basis in the third quarter of 2005 decreased $449,000 or 1.9% over the same period in 2004 and increased $949,000 or 1.4% from the nine-month period ending September 30, 2004. The decrease during the third quarter of 2005 was mainly attributed to higher deposit rates offset in part by higher loan volume. The increase for the nine months of 2005 was mostly due to higher loan volume, partially offset by higher deposit rates and an elevated level of borrowings. The net interest margin for the third quarter of 2005 was 3.23%, compared to 3.34% for the second quarter of 2005 and 3.51% for the third quarter of 2004. The decline in the net interest margin from 2004 is primarily due to higher funding costs, particularly in money market deposit accounts and short-term borrowings. Average earning assets increased $171.4 million or 6.4% during the third quarter of 2005 versus the comparable period in 2004. Average loans grew by $195.3 million or 11.4% during the same period, partially offset by a decrease in investment securities of $28.4 million or 3.0%.

Nonperforming assets (including nonaccrual loans, net assets in foreclosure and loans 90 days or more past due) were .26% of total assets at September 30, 2005, compared to .20% at December 31, 2004, and .16% at September 30, 2004. The increase in nonperforming assets at September 30, 2005, in relation to December 31, 2004 was mainly due to commercial mortgage loans, primarily attributable to one borrower, totaling $1.5 million and placed on nonaccrual of interest. The increase in the provision for the three and nine-month periods ending September 30, 2005, compared to the same periods in 2004, was primarily due to inherent risk related to loan growth and the increase in nonperforming loans.

Core deposits increased 4.7% or $72.0 million, to $1.61 billion at September 30, 2005, up from $1.54 billion at September 30, 2004. Total deposits increased $139.8 million for the same period, which was primarily attributable to the growth in core deposits and time deposits of $100,000 or greater.

Total noninterest income of $7.7 million for the third quarter of 2005 reflects an increase of $1.0 million or 15.5% from the comparable period in 2004. For the nine-month period ended September 30, 2005, noninterest income rose $3.7 million or 19.5%, up from $18.8 million for the same period in 2004. The third quarter increase was primarily due to $1.8 million in gains on sales of investment securities, partially offset by a decrease of $617,000 in trust and investment advisory fees related to the sale of Cumberland Advisors, Inc., which took place in the second quarter of this year. The year-to-date increase over the first nine months of 2004 was attributed to $1.4 million in the gains on sales of investment securities, a cumulative increase in trust and investment advisory fees of $654,000, key-man life insurance income of $434,000 and gains of $690,000 and $287,000 on the sales of Harleysville National Bank’s McAdoo branch and Cumberland Advisors, Inc., respectively, during the second quarter of 2005.

Noninterest expense of $15.3 million for the third quarter of 2005 increased $836,000 or 5.8% from $14.5 million in the third quarter of 2004, and $4.8 million or 11.2% for the first nine months of 2005 in comparison to the same period in 2004. Salaries and benefits expense decreased $565,000 during the third quarter of 2005 from the comparable period in 2004. This was primarily related to the sale of Cumberland Advisors, Inc. and lower bonus expense, which were partially offset by higher pension and healthcare costs. Salaries and benefits expense increased $2.0 million for the nine months ended September 30, 2005, over the same period in 2004, primarily due to the acquisition of Millennium Bank and higher pension and healthcare costs. Occupancy expense increased $572,000 for the nine months ended September 30, 2005 over the same period in 2004, mostly due to the Millennium acquisition and a new branch opening. Other expense increased $1.5 million for the third quarter of 2005 and $2.6 million for the nine-month period, mainly due to increased expenses for advertising, professional fees (Sarbanes-Oxley related) and deferred compensation expense for directors and employees, as well as lower loan origination expense deferrals related to decreased loan origination volume.

Harleysville National Corporation, with assets of $3 billion, is the holding company for Harleysville National Bank (HNB). Investment Management and Trust Services are provided through Millennium Wealth Management & Private Banking, a division of HNB. Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted under Nasdaq National Market Issues. For more information, visit the Harleysville National Corporation website at www.hncbank.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Corporation’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data(1)
(Dollars in thousands, except per share data)
September 30, 2005
(unaudited)

For the period:	Three Months Ended
	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2005	2005	2005	2004	2004
Interest Income	$38,570	$36,889	$35,272	$34,196	$33,366
Interest Expense	16,826	15,042	13,602	12,735	11,286
Net Interest Income	21,744	21,847	21,670	21,461	22,080
Provision for Loan Losses	650	650	750	1,070	499
Net Interest Income after
Provision for Loan Losses	21,094	21,197	20,920	20,391	21,581

Service Charges	2,112	2,044	1,957	1,953	2,000
Gains on Sales of Investment Securities, Net	1,898	226	923	2,036	112
Gain on Sale of Branch	0	690	0	0	0
Trust, Investment Services and Advisory Income	1,261	2,051	1,929	1,999	1,878
Bank-Owned Life Insurance Income	497	645	493	627	647
Income on Life Insurance	0	177	0	586	0
Other Income	1,962	1,919	1,641	2,194	2,056
Total Noninterest Income	7,730	7,752	6,943	9,395	6,693

Salaries, Wages and Employee Benefits	9,189	10,180	9,500	10,215	9,754
Occupancy	1,277	1,243	1,391	1,218	1,135
Furniture and Equipment	963	1,151	1,170	1,256	1,217
Other Expenses	3,884	4,319	3,442	3,985	2,371
Total Noninterest Expense	15,313	16,893	15,503	16,674	14,477

Income Before Income Taxes	13,511	12,056	12,360	13,112	13,797
Income Tax Expense	3,349	2,366	3,195	2,999	3,632
Net Income	$10,162	$9,690	$9,165	$10,113	$10,165

Per Common Share Data:
Weighted Average Common Shares - Basic	27,521,780	27,552,322	27,559,493	27,492,032	27,552,647
Weighted Average Common Shares - Diluted	28,075,455	28,113,870	28,316,146	28,410,643	28,408,383
Net Income Per Share - Basic	$0.37	$0.35	$0.33	$0.37	$0.37
Net Income Per Share - Diluted	$0.36	$0.35	$0.32	$0.35	$0.36
Cash Dividend Per Share	$0.18	$0.17	$0.17	$0.21	$0.16
Book Value	$10.04	$10.00	$9.75	$9.81	$9.71
Market Value	$21.94	$22.06	$20.24	$25.33	$23.34

For the period:	Nine Months Ended
	September 30,
	2005	2004
Interest Income	$110,731	$93,533
Interest Expense	45,470	29,903
Net Interest Income	65,261	63,630
Provision for Loan Losses	2,050	1,485
Net Interest Income after
Provision for Loan Losses	63,211	62,145

Service Charges	6,113	5,854
Gains on Sales of Investment Securities, Net	3,047	1,653
Gain on Sale of Branch	690	0
Trust, Investment Services and Advisory Income	5,241	4,587
Bank-Owned Life Insurance Income	1,635	1,779
Income on Life Insurance	177	0
Other Income	5,522	4,890
Total Noninterest Income	22,425	18,763

Salaries, Wages and Employee Benefits	28,869	26,865
Occupancy	3,911	3,339
Furniture and Equipment	3,284	3,607
Other Expenses	11,645	9,076
Total Noninterest Expense	47,709	42,887

Income Before Income Taxes	37,927	38,021
Income Tax Expense	8,910	9,567
Net Income	$29,017	$28,454

Per Common Share Data:
Weighted Average Common Shares - Basic	27,544,393	27,032,475
Weighted Average Common Shares - Diluted	28,134,749	27,945,621
Net Income Per Share - Basic	$1.05	$1.05
Net Income Per Share - Diluted	$1.03	$1.02
Cash Dividend Per Share	$0.52	$0.47

	2005	2005	2005	2004	2004
Asset Quality Data:	3Q	2Q	1Q	4Q	3Q
Nonaccrual Loans	$6,388	$3,531	$4,572	$4,705	$3,350
90 + Days Past Due Loans	1,125	679	599	981	948
Nonperforming Loans	7,513	4,210	5,171	5,686	4,298
Net Assets in Foreclosure	469	459	411	370	347
Nonperforming Assets	$7,982	$4,669	$5,582	$6,056	$4,645
Loan Loss Reserve	19,205	18,890	18,724	18,455	17,795
Loan Loss Reserve / Loans	0.99%	1.00%	1.00%	1.00%	1.00%
Loan Loss Reserve / Nonperforming Loans	255.6%	448.7%	362.1%	324.6%	414.0%
Nonperforming Assets / Total Assets	0.26%	0.15%	0.19%	0.20%	0.16%
Net Loan Charge-offs	$335	$484	$481	$410	$644
Net Loan Charge-offs (annualized)
/ Average Loans	0.07%	0.10%	0.11%	0.09%	0.15%

	2005	2005	2005	2004	2004
Selected Ratios (annualized):	3Q	2Q	1Q	4Q	3Q
Return on Average Assets	1.32%	1.29%	1.25%	1.36%	1.40%
Return on Average Shareholders' Equity	14.64%	14.30%	13.69%	15.00%	15.61%
Yield on Earning Assets (FTE)	5.56%	5.48%	5.34%	5.16%	5.18%
Cost of Interest Bearing Funds	2.79%	2.57%	2.37%	2.19%	2.01%
Net Interest Margin (FTE)	3.23%	3.34%	3.37%	3.34%	3.51%
Leverage Ratio	9.83%	9.06%	8.99%	8.91%	8.99%

	2005	2004
Selected Ratios (annualized):	Year-to-date	Year-to-date
Return on Average Assets	1.29%	1.40%
Return on Average Shareholders' Equity	14.22%	15.42%
Yield on Earning Assets (FTE)	5.46%	5.19%
Cost of Interest Bearing Funds	2.58%	1.90%
Net Interest Margin (FTE)	3.31%	3.62%

Balance Sheet (Period End):	2005	2005	2005	2004	2004
	3Q	2Q	1Q	4Q	3Q
Assets	$3,120,138	$3,032,588	$3,002,572	$3,024,515	$2,976,173
Earning Assets	2,920,126	2,837,263	2,817,956	2,845,656	2,791,891
Investment Securities	900,345	893,587	907,379	943,563	975,750
Loans	1,941,866	1,891,692	1,865,641	1,845,802	1,774,189
Other Earning Assets	77,915	51,984	44,936	56,291	41,952
Interest-Bearing Liabilities	2,464,440	2,349,820	2,343,177	2,367,229	2,332,102
Total Deposits	2,349,559	2,223,304	2,237,567	2,212,563	2,209,753
Noninterest-Bearing Deposits	335,614	360,695	332,525	333,516	325,132
Interest-Bearing Checking	399,482	331,201	352,132	305,584	320,276
Money Market	677,507	676,260	679,872	713,039	661,480
Savings	196,242	209,865	222,553	223,039	229,992
Time, under $100,000	529,302	508,313	523,782	508,010	527,971
Time, $100,000 or greater	211,412	136,970	126,703	129,375	144,902
Total Borrowed Funds	450,495	487,211	438,135	488,182	447,481
Federal Home Loan Bank	292,750	272,750	272,750	317,750	257,750
Other Borrowings	157,745	214,461	165,385	170,432	189,731
Shareholders' Equity	275,627	275,484	268,724	270,532	266,966

Balance Sheet (Average):	2005	2,005	2,005	2,004	2,004
	3Q	2Q	1Q	4Q	3Q
Assets	$3,054,895	$3,006,076	$2,976,361	$2,957,559	$2,878,769
Earning Assets	2,866,964	2,823,832	2,801,817	2,776,599	2,695,559
Investment Securities	903,924	900,457	910,981	941,704	932,310
Loans	1,912,551	1,879,028	1,845,408	1,793,935	1,717,245
Other Earning Assets	50,489	44,347	45,428	40,960	46,004
Interest-Bearing Liabilities	2,388,883	2,344,504	2,328,569	2,308,446	2,237,681
Total Deposits	2,260,962	2,226,609	2,196,584	2,213,829	2,154,443
Noninterest-Bearing Deposits	343,658	339,234	321,912	324,466	329,559
Interest-Bearing Checking	350,425	342,133	325,081	317,328	285,735
Money Market	675,550	675,052	688,602	692,703	620,420
Savings	206,161	216,287	222,853	226,251	237,463
Time, under $100,000	514,590	508,723	513,986	517,167	525,701
Time, $100,000 or greater	170,578	145,180	124,150	135,914	155,565
Total Borrowed Funds	471,579	457,129	453,897	419,083	412,797
Federal Home Loan Bank	277,967	272,750	292,917	263,566	255,837
Other Borrowings	193,612	184,379	160,980	155,517	156,960
Shareholders' Equity	275,450	271,735	271,531	268,211	259,035

Average Balance Sheets and Interest Rates - Fully-Taxable Equivalent Basis

	Three Months Ended September 30, 2005			Three Months Ended September 30, 2004
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$642,405	$5,678	3.51%	$ 709,890	$6,448	3.61%
Non-taxable investments (2)	261,519	4,190	6.36%	222,420	3,873	6.93%
Total investment securities	903,924	9,868	4.33%	932,310	10,321	4.40%
Federal funds sold and deposits in banks	50,489	418	3.28%	46,004	162	1.40%
Loans(2) (3)	1,912,551	29,886	6.20%	1,717,245	24,598	5.70%
Total earning assets	2,866,964	40,172	5.56%	2,695,559	35,081	5.18%
Noninterest-earning assets	187,931			183,210
Total assets	$3,054,895			$ 2 ,878,769

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,232,136	$5,916	1.90%	$ 1,143,618	$2,647	0.92%
Time	685,168	6,163	3.57%	681,266	5,327	3.11%
Total interest-bearing deposits	1,917,304	12,079	2.50%	1,824,884	7,974	1.74%
Borrowed funds	471,579	4,747	3.99%	412,797	3,312	3.19%
Total interest-bearing liabilities	2,388,883	16,826	2.79%	2,237,681	11,286	2.01%
Noninterest-bearing liabilities:
Demand deposits	343,658			329,559
Other liabilities	46,904			52,494
Total noninterest-bearing liabilities	390,562			382,053
Total liabilities	2,779,445			2,619,734
Shareholders' equity	275,450			259,035
Total liabilities and shareholders' equity	$3,054,895			$ 2,878,769

Net interest spread			2.77%			3.17%
Effect of noninterest-bearing sources			0.46%			0.34%
Net interest income/margin on earning assets		$23,346	3.23%		$23,795	3.51%
Less tax equivalent adjustment		1,602			1,715
Net interest income		$21,744			$22,080

Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004

	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$641,102	$ 17,362	3.62%	$703,978	$17,690	3.36%
Non-taxable investments (2)	263,993	12,675	6.42%	238,001	12,835	7.20%
Total investment securities	905,095	30,037	4.44%	941,979	30,525	4.33%
Federal funds sold and deposits in banks	46,773	994	2.84%	41,098	331	1.08%
Loans(2) (3)	1,879,230	84,602	6.02%	1,568,837	68,261	5.81%
Total earning assets	2,831,098	115,633	5.46%	2,551,914	99,117	5.19%
Noninterest-earning assets	181,633			159,653
Total assets	$3,012,731			$2,711,567

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,234,032	$ 15,235	1.65%	$1,072,585	$6,143	0.77%
Time	659,241	17,130	3.47%	673,411	15,570	3.09%
Total interest-bearing deposits	1,893,273	32,365	2.29%	1,745,996	21,713	1.66%
Borrowed funds	460,933	13,105	3.80%	356,380	8,190	3.07%
Total interest-bearing liabilities	2,354,206	45,470	2.58%	2,102,376	29,903	1.90%
Noninterest-bearing liabilities:
Demand deposits	335,015			309,102
Other liabilities	50,590			53,585
Total noninterest-bearing liabilities	385,605			362,687
Total liabilities	2,739,811			2,465,063
Shareholders' equity	272,920			246,504
Total liabilities and shareholders' equity	$3,012,731			$2,711,567

Net interest spread			2.88%			3.29%
Effect of noninterest-bearing sources			0.43%			0.33%
Net interest income/margin on earning assets		$ 70,163	3.31%		$69,214	3.62%
Less tax equivalent adjustment		4,902			5,584
Net interest income		$ 65,261			$63,630

(1) Certain prior period amounts have been reclassified to conform to current period presentation.
(2) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis (tax rate of 35%).
(3) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been    included for purposes of determining interest income.